Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-217194) and related Prospectus and in the Registration Statement (Form S-8 No. 333-54356, 333-117849, 333-136633, 333-158983, 333-164064, 333-173480, 333-187953, 333-204090 and 333-231529) of Ceragon Networks Ltd. of our report dated March 31, 2019, with respect to the consolidated financial statements of Ceragon America Latina Ltda. and the effectiveness of internal control over financial reporting of Ceragon America Latina Ltda. included in its Annual Report (Form 20-F) for the year ended December 31, 2018.

Sao Paulo,	/s/ Mazars Auditores Independentes S.S.
March 31, 2020